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Exhibit 3.2

Consent of Independent Auditors

The Board of Directors
Mackie Designs, Inc.:

We consent to the use of our report incorporated by reference herein.

Our report on the consolidated financial statements refers to the adoption of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002.

/s/ KPMG LLP Seattle, Washington July 11, 2003

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Consent of Independent Auditors